Independent Accountants' Report



Board of Directors
Camco Financial Corporation


We have reviewed the accompanying consolidated statement of financial condition of Camco Financial Corporation as of September 30, 2001, and the related consolidated statements of earnings, comprehensive income, and cash flows for the nine and three-month periods then ended. The financial statements are the responsibility of the Corporation's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated statement of financial condition as of December 31, 2000, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated February 12, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statement of financial condition as of December 31, 2000, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.



/s/GRANT THORNTON LLP



Cincinnati, Ohio
November 9, 2001